Exhibit 10.2
Execution Version

RECEIVABLES CONTRIBUTION AGREEMENT
dated as of July 10, 2025
by and among
AZZ SPE LLC,
as Contributor,
ARBOR-CROWLEY, LLC,
as Master Servicer,
and
AZZ SPE-1 LLC,
as Company

Receivables Contribution Agreement - AZZ (2025)

Page
SECTION 1.1    Agreement To Contribute    2
SECTION 1.2    Timing of Contributions    3
SECTION 1.3    Consideration for Contributions    3
SECTION 1.4    Termination Date    4
SECTION 1.5    Intention of the Parties    4
ARTICLE II CONTRIBUTION REPORT; THE CONTRIBUTION PRICE    4
SECTION 2.1    Contribution Report    4
SECTION 2.2    Calculation of Contribution Price    5
ARTICLE III ACCEPTANCE OF CAPITAL CONTRIBUTIONS AND RECORDATION OF CONTRIBUTION PRICE    5
SECTION 3.1    Acceptance of Capital Contributions and Recording of Contribution Price    5
SECTION 3.2    Settlement as to Specific Receivables and Dilution    5
SECTION 3.3    Reconveyance of Receivables    6
ARTICLE IV CONDITIONS OF TRANSFERS    7
SECTION 4.1    Conditions Precedent to Initial Contribution    7
SECTION 4.2    Certification as to Representations and Warranties    8
SECTION 4.3    Additional Originators and Removed Originators    8
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR    9
SECTION 5.1    Existence and Power    9
SECTION 5.2    Authority; No Conflict or Violation    9
SECTION 5.3    Legal Agreements    9
SECTION 5.4    Compliance with Laws    10
SECTION 5.5    Margin Regulations    10
SECTION 5.6    Not an Investment Company; Volcker Rule    10
SECTION 5.7    Solvency    10
SECTION 5.8    Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions    10
SECTION 5.9    Names and Location    11
SECTION 5.10    Good Title; Perfection    11
SECTION 5.11    Perfection Representations    12
SECTION 5.12    Compliance with Credit and Collection Policy    13
SECTION 5.13    Enforceability of Contracts    13
SECTION 5.14    Bulk Sales Act    13
SECTION 5.15    Accuracy of Information    13
SECTION 5.16    No Material Adverse Effect    13
SECTION 5.17    No Fraudulent Conveyance    13
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Page
SECTION 5.18    Eligible Receivables    14
SECTION 5.19    Financial Information    14
SECTION 5.20    Taxes    14
SECTION 5.21    Opinions    14
SECTION 5.22    Other Transaction Documents    14
SECTION 5.23    Litigation and Other Proceedings    14
SECTION 5.24    Ordinary Course of Business    15
SECTION 5.25    Ownership of Contributor    15
SECTION 5.26    Tax Status    15
SECTION 5.27    Reaffirmation of Representations and Warranties by the Contributor    15
ARTICLE VI COVENANTS OF THE CONTRIBUTOR    15
SECTION 6.1    Covenants of the Contributor    15
ARTICLE VII ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF RECEIVABLES    23
SECTION 7.1    Rights of the Company    23
SECTION 7.2    Responsibilities of the Contributor    24
SECTION 7.3    Further Action Evidencing Contributions    24
SECTION 7.4    Application of Collections    25
ARTICLE VIII TERMINATION EVENTS    25
SECTION 8.1    Termination Events    25
SECTION 8.2    Remedies    26
ARTICLE IX INDEMNIFICATION    26
SECTION 9.1    Indemnities by the Contributor    26
ARTICLE X MISCELLANEOUS    28
SECTION 10.1    Amendments, etc    28
SECTION 10.2    Notices, etc    29
SECTION 10.3    No Waiver; Cumulative Remedies    29
SECTION 10.4    Binding Effect; Assignability    29
SECTION 10.5    Governing Law    29
SECTION 10.6    Costs, Expenses and Taxes    30
SECTION 10.7    SUBMISSION TO JURISDICTION    30
SECTION 10.8    WAIVER OF JURY TRIAL    31
SECTION 10.9    Captions and Cross References; Incorporation by Reference    31
SECTION 10.10    Execution in Counterparts    31
SECTION 10.11    Acknowledgment and Agreement    32
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Page
SECTION 10.12    No Proceeding    32
SECTION 10.13    Limited Recourse    32
SECTION 10.14    Severability    32

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EXHIBITS
Exhibit A    Form of Contribution Report

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This Receivables Contribution agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of July 10, 2025, is entered into by and among AZZ SPE LLC, a Delaware limited liability company (the “Contributor”), Arbor-Crowley, LLC (“AC”), as the initial Servicer (as defined below), and AZZ SPE-1 LLC, a Delaware limited liability company (the “Company”).
BACKGROUND:
The Company is a special purpose limited liability company, all of the issued and outstanding Capital Stock of which is owned directly by the Contributor;
The Contributor receives capital contributions of Receivables from the Originators pursuant to the Transfer Agreement;
The Contributor wishes to contribute such Receivables to the Company, and the Company is willing to accept such Receivables as capital contributions from the Contributor, on the terms and subject to the conditions set forth herein;
The Contributor and the Company intend this transaction to be an absolute contribution and conveyance of such Receivables and the Related Rights by the Contributor to the Company, providing the Company with the full benefits of ownership of such Receivables, and the Contributor and the Company do not intend the transactions hereunder to be characterized as a loan from the Company to the Contributor; and
The Company intends to grant a security interest in, inter alia, (i) this Agreement, (ii) the Transfer Agreement, and (iii) the Receivables and the Related Rights to the Administrative Agent (for the ratable benefit of the Secured Parties) pursuant to the Credit Agreement.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
DEFINITIONS
Unless otherwise indicated herein, capitalized terms used and not otherwise defined in this Agreement are defined in Exhibit I of the Credit and Security Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, as Borrower, AC, as the Master Servicer (in such capacity, the “Servicer”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent. The usage of terms and provisions set forth in Exhibit I of the Credit Agreement shall apply hereto as though set forth herein in their entirety.

ARTICLE I
AGREEMENT TO CONTRIBUTE
SECTION 1.1    Agreement To Contribute. On the terms and subject to the conditions set forth in this Agreement, the Contributor agrees to contribute to the capital of the Company, and the Company agrees to accept as a contribution to its capital from the Contributor (each such contribution, a “Contribution”), from time to time on or after the Closing Date but before the Termination Date (as defined in Section 1.4), all of the Contributor’s right, title and interest in and to:
(a)    each Receivable that was acquired by the Contributor by capital contribution from an Originator under the Transfer Agreement and that existed and was owing to such Originator at the closing of such Originator’s business on the Cut-Off Date, as defined below;
(b)    each Receivable acquired by the Contributor by capital contribution from an Originator under the Transfer Agreement and that was generated by such Originator after the Cut-Off Date to, but excluding, the Termination Date;
(c)    the goods, the sale of which gave rise to such Receivable, and any and all insurance contracts with respect thereto;
(d)    all other Security Interests or Liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable;
(e)    all guaranties, letters of credit, insurance and other supporting obligations, agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;
(f)    all service contracts and other contracts and agreements associated with such Receivable;
(g)    all Records related to such Receivable;
(h)    each Lock-Box and each Collection Account;
(i)    all of the Contributor’s rights, interests and claims under the Transfer Agreement (including, without limitation, the benefit of all representations, warranties, indemnities and other covenants made under the Transfer Agreement by any party thereto); and
(j)    all proceeds of any of the foregoing.

All contributions hereunder shall be made without recourse, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of (i) the Contributor set forth in this Agreement, (ii) each Originator set forth in the Transfer Agreement and (iii) the parties under each other Transaction Document. No obligation or liability to any Obligor on any Receivable or in any Related Rights is intended to be assumed by the Company hereunder, and any such assumption is expressly disclaimed. The property and the proceeds and rights described in clauses (c) through (j) are referred to herein, collectively, as the “Related Rights”, and the Company’s foregoing commitment to accept contributions of Receivables and Related Rights is herein called the “Contribution Facility”. Each Receivable and the Related Rights subject to a Contribution under Section 1.1 is herein called a “Contributed Receivable”. For the avoidance of doubt, no Excluded Receivable shall constitute a “Receivable” hereunder until such date as (i) the Company has requested that such Excluded Receivables be included as Receivables under the Transaction Documents in accordance with the terms of the Credit Agreement and (ii) the Administrative Agent has consented to the inclusion of such Excluded Receivables as Receivables under the Transaction Documents in accordance with the terms of the Credit Agreement.
As used herein, “Cut-Off Date” means June 30, 2025.
SECTION 1.2    Timing of Contributions.
(a)    Closing Date Contributions. The Contributor’s entire right, title and interest in (i) each Receivable that was acquired by the Contributor by capital contribution from an Originator under the Transfer Agreement and that existed and was owing to such Originator at the Cut-Off Date, (ii) all Receivables acquired by the Contributor by capital contribution from an Originator under the Transfer Agreement and created by such Originator after the Cut-Off Date, to and including, the Closing Date, and (iii) all Related Rights with respect thereto automatically shall be deemed to have been contributed by the Contributor to the Company on the Closing Date.
(b)    Subsequent Contributions. After the Closing Date, until the Termination Date, each Contributed Receivable acquired by the Contributor by capital contribution from an Originator under the Transfer Agreement and generated by such Originator shall be, and shall be deemed to have been contributed by the Contributor to the Company immediately (and without further action) upon the acquisition of such Receivable by the Contributor under the Transfer Agreement (which, for the avoidance of doubt, shall occur simultaneously with the creation of such Receivable).
SECTION 1.3    Consideration for Contributions. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to accept all capital contributions in accordance with Article III by recording in the capital account of the Contributor the applicable Contribution Price for each such Receivable and Related Rights with respect thereto contributed by the Contributor.

SECTION 1.4    Termination Date. The “Termination Date” shall be the earlier to occur of (a) the date the Contribution Facility is terminated pursuant to Section 8.2(a) and (b) the Final Payout Date.
SECTION 1.5    Intention of the Parties. It is the express intent of the Contributor and the Company that each conveyance by the Contributor to the Company pursuant to this Agreement of any Contributed Receivable be construed as a valid and perfected contribution and an absolute assignment (without recourse except as provided herein) of such Contributed Receivables by the Contributor to the Company (rather than the grant of a security interest to secure a debt or other obligation of the Contributor), providing the Company with the full risk and benefit of ownership of the Contributed Receivables and that the right, title and interest in and to such Contributed Receivables conveyed to the Company be prior to the rights of and enforceable against all other Persons at any time, including, without limitation, lien creditors, secured lenders, purchasers and any Person claiming through any Originator or the Contributor. However, if, contrary to the mutual intent of the parties, any conveyance of Contributed Receivables is not construed to be both a valid and perfected contribution and an absolute assignment of such Contributed Receivables, and a conveyance of such Contributed Receivables that is prior to the rights of and enforceable against all other Persons at any time, including without limitation lien creditors, secured lenders, purchasers and any Person claiming through any Originator or the Contributor, then, it is the intent of the Contributor and the Company that, (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC; and (ii) the Contributor shall be deemed to have granted to the Company as of the date of this Agreement, and the Contributor hereby grants to the Company, a security interest in, to and under, all of the Contributor’s right, title and interest in and to the Contributed Receivables transferred or purported to be transferred hereunder, whether now existing or hereafter created by the Contributor, which security interest shall secure the obligations of the Contributor under this Agreement.
ARTICLE II
CONTRIBUTION REPORT; THE CONTRIBUTION PRICE
SECTION 2.1    Contribution Report. On the Closing Date and on each date when a Settlement Report is due to be delivered under the Credit Agreement (each such date, a “Contribution Report Date”), the Servicer shall deliver to the Company and the Contributor a report in substantially the form of Exhibit A (each such report being herein called a “Contribution Report”) setting forth, among other things:
(a)    the Contribution Price of all Receivables and Related Rights contributed to the capital of the Company by the Contributor, as of the Cut-Off Date (in the case of the Contribution Report to be delivered on the Closing Date);
(b)    the Contribution Price of all Receivables and Related Rights contributed to the capital of the Company by the Contributor, during the Fiscal Month or calendar week, as applicable, immediately preceding such Contribution Report Date (in the case of each subsequent Contribution Report); and

(c)    the calculations of reductions of the Contribution Price for any Receivables as provided in Sections 3.2(a) and (b).
Servicer shall be entitled to combine reports delivered hereunder (including Contribution Reports) with similar reports delivered under the Transfer Agreement. No failure by the Servicer to deliver any Contribution Report or to perform its obligations in respect thereof (including the existence of any error therein), shall derogate from the Company’s right, title and interest in, to or under any Receivables or Related Rights conveyed or purported to be conveyed by contribution to the Company hereunder.
SECTION 2.2    Calculation of Contribution Price. The “Contribution Price” hereunder for each Receivable and the Related Rights with respect thereto shall equal the Outstanding Balance of such Receivable on the relevant Contribution Date (or, for the Closing Date, on the Cut-Off Date), subject to the reductions as provided in Sections 3.2(a) and (b).
“Contribution Date” means (i) the Closing Date and (ii) each Business Day thereafter that the Contributor and the Originators are open for business on which a Contribution occurs. Notwithstanding anything to the contrary, contributions of Receivables and the application of proceeds with respect thereto shall occur on each Business Day on which the Originators have transferred Receivables to the Contributor under the Transfer Agreement; provided that (x) the reporting of such transaction shall occur on the Contribution Report Date and (y) amounts owing to the Contributor shall be payable at any time upon demand by the Contributor.
ARTICLE III
ACCEPTANCE OF CAPITAL CONTRIBUTIONS AND RECORDATION OF CONTRIBUTION PRICE
SECTION 3.1    Acceptance of Capital Contributions and Recording of Contribution Price. On the terms and subject to the conditions set forth in this Agreement, the Company agrees on each Contribution Date (i) to accept as a contribution to the Company’s capital the Contributed Receivables from the Contributor, and (ii) to record in the capital account of the Contributor the applicable Contribution Price for the Contributor’s Contributed Receivables.
SECTION 3.2    Settlement as to Specific Receivables and Dilution.
(a)    If, (i) on the day of contribution of any Receivable from the Contributor hereunder, any of the representations or warranties set forth in Sections 5.10, 5.11, 5.12, 5.13, 5.15, 5.17 or 5.18 are not true with respect to such Receivable or (ii) as a result of any action or inaction (other than as a result of the failure to collect such Receivable solely on account of the insolvency, bankruptcy, financial inability to pay or lack of creditworthiness of the related Obligor) of the Contributor, on any subsequent day, any of such representations or warranties set forth in Sections 5.10, 5.11, 5.12, 5.13 or 5.15 is no longer true with respect to such Receivable, then the Contribution Price with respect to such Contributed Receivable shall be reduced by an amount equal to the Outstanding Balance of such Receivable and shall be accounted to the Contributor as provided in clause (c) below; provided, that if the Company thereafter receives payment on account of Collections due with respect to such Receivable, the Company promptly shall deliver such funds to the Contributor.
(b)    If, on any day, the Outstanding Balance of any Receivable contributed hereunder is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by the Company, the Contributor, any Originator, the Servicer, or any of their respective Affiliates or any setoff, counterclaim or dispute between or among the Company, the Contributor, any Originator, the Servicer or any of their respective Affiliates, on the one hand, and an Obligor, on the other hand, then the Contribution Price with respect to such Contributed Receivable shall be reduced by the amount of such net reduction or adjustment and shall be accounted to the Contributor as provided in clause (c) below.
(c)    Any reduction in the Contribution Price of any Contributed Receivable pursuant to clause (a) or (b) above shall be applied as a credit for the account of the Company against the Contribution Price of Contributed Receivables subsequently Contributed to the Company by the Contributor hereunder; provided, however if there have been no Contributions of Receivables (or insufficiently large Contributions of Receivables) from the Contributor prior to the Payment Date immediately following any such reduction in the Contribution Price of any Contributed Receivable to create a Contribution Price sufficient to so apply such credit against, the amount of such credit shall be paid in cash to the Company by the Contributor through the proceeds of a related claim asserted by the Contributor under the Transfer Agreement; provided, that at any time (i) when an Amortization Event or a Potential Amortization Event exists under the Credit Agreement, (ii) when an Overadvance exists under the Credit Agreement or (iii) on or after the Termination Date or the Facility Termination Date, the amount of any such credit shall be paid by the Contributor to the Company by deposit in immediately available funds into a Collection Account for application by the Servicer or the Company to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date.
(d)    Notwithstanding anything in this Article III or any other provision of this Agreement to the contrary, no adjustment, payment, reimbursement or other compensation shall be due from the Contributor with respect to losses in respect of a Receivable that is uncollectible solely on account of the insolvency, bankruptcy, financial inability to pay or lack of creditworthiness of the related Obligor after the date of the initial Contribution of such Receivable to the Company hereunder.
SECTION 3.3    Reconveyance of Receivables. In the event that the Contributor has paid to the Company the full Outstanding Balance of any Receivable pursuant to Section 3.2, the Company shall reconvey such Receivable to the Contributor, without representation or warranty, but free and clear of all liens, security interests, charges, and encumbrances created by the Company.

ARTICLE IV
CONDITIONS OF TRANSFERS
SECTION 4.1    Conditions Precedent to Initial Contribution. The initial contribution hereunder is subject to the condition precedent that the Company and the Administrative Agent (as the Company’s assignee) shall have received, on or before the Closing Date, the following, each (unless otherwise indicated) dated the Closing Date, and each in form and substance reasonably satisfactory to the Company and the Administrative Agent (as the Company’s assignee):
(a)    A copy of the resolutions or written consent of the board of directors or managers or other equivalent governing body of the Contributor approving the Transaction Documents to be executed and delivered by it and the transactions contemplated thereby, certified by the secretary or assistant secretary (or equivalent) of the Contributor;
(b)    A good standing certificate for the Contributor issued as of a recent date reasonably acceptable to the Company and the Administrative Agent (as the Company’s assignee) by the Secretary of State of the State of Delaware;
(c)    A certificate of the secretary or assistant secretary (or equivalent) of the Contributor certifying the names and true signatures of the officers authorized on the Contributor’s behalf to sign the Transaction Documents to be executed and delivered by it (on which certificate the Servicer, the Company, the Administrative Agent (as the Company’s assignee) and the Lenders may conclusively rely until such time as the Servicer, the Company and the Administrative Agent (as the Company’s assignee) shall receive from such Person a revised certificate meeting the requirements of this clause (c));
(d)    The certificate of formation of the Contributor (including all amendments and modifications thereto) duly certified by the Secretary of State of the State of Delaware as of a recent date, together with a copy of the limited liability company agreement of the Contributor (including all amendments and modifications thereto), each duly certified by the secretary or an assistant secretary (or equivalent) of the Contributor;
(e)    The forms of financing statements (Form UCC-1) that name the Contributor as the debtor/seller, the Company as the assignor secured party/buyer and the Administrative Agent as the assignee of assignor secured party/buyer of the Receivables contributed by the Contributor as may be necessary or, in the Company’s or the Administrative Agent’s reasonable opinion, desirable under the UCC of all appropriate jurisdictions to perfect the Company’s ownership and security interest in all Contributed Receivables (including, without limitation, Related Security) in which an ownership or security interest has been assigned to the Company hereunder;

(f)    Written lien search results listing all effective financing statements that name the Contributor as debtor or seller and that are filed in the State of Delaware, together with copies of such financing statements (none of which, except for those described in the foregoing clause (e) or filed pursuant to the Pledge Agreement (and/or released or terminated, as the case may be, on or prior to the Closing Date), shall cover any Receivable or any Related Rights which are to be contributed to the Company hereunder, any Capital Stock of the Company owned by the Contributor or any other assets or property of the Contributor), and tax lien search results showing no evidence of such liens filed against the Contributor;
(g)    Favorable opinions of counsel to the Contributor, in form and substance reasonably satisfactory to the Company and the Administrative Agent (as the Company’s assignee); and
(h)    Evidence of (i) the execution and delivery by each Originator, the Contributor and the Company of each of the other Transaction Documents to be executed and delivered in connection herewith; and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such other Transaction Documents has been satisfied to the Company’s and the Administrative Agent’s (as the Company’s assignee) satisfaction.
SECTION 4.2    Certification as to Representations and Warranties. The Contributor, as of each Contribution Date, shall be deemed to have certified that the representations and warranties of the Contributor contained in Article V, as from time to time amended in accordance with the terms hereof, are true and correct in all material respects (without duplication of any materiality qualifiers already contained therein) on and as of such date, with the same effect as though made on and as of such date (except for representations and warranties which apply to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifiers already contained therein) as of such earlier date).
SECTION 4.3    Additional Originators and Removed Originators. The Company acknowledges and agrees to be bound by the terms and provisions of Sections 4.3 and 4.4 of the Transfer Agreement.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR
In order to induce the Company to enter into this Agreement and to accept the capital contributions from the Contributor as provided hereunder, the Contributor hereby makes with respect to itself the representations and warranties set forth in this Article V.1
1 NTD: The Contributor is an SPE and we understand you are giving your BK opinions at the Contributor level, therefore certain of its reps and covenants should more closely track the reps and covenants of the Borrower (also an SPE) in the Credit Agreement and we have updated accordingly.

SECTION 5.1    Existence and Power. The Contributor is a limited liability company duly organized, validly existing and in good standing under the Laws of Delaware. Contributor is duly qualified or licensed to do business as a foreign limited liability company and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification or licensing necessary.
SECTION 5.2    Authority; No Conflict or Violation. (i) The Contributor has all necessary power and authority to (a) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (b) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (c) contribute and grant a security interest in the Receivables and the Related Rights to the Company on the terms and subject to the conditions herein provided, and (ii) the execution, delivery and performance by the Contributor of this Agreement and the other Transaction Documents to which it is a party, the performance of its obligations under this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated in this Agreement and the other Transaction Documents to which it is a party, have been duly authorized by all necessary limited liability company action on the part of the Contributor and do not and will not (a) require any consent or approval of its manager(s) or member(s), or any authorization, consent, approval, order, filing, registration or qualification by or with any Governmental Authority, except those that have been obtained and are in full force and effect and except for the filings or notices as may be necessary to perfect the security interest granted in the Receivables and the Related Rights to the Company pursuant to this Agreement and the security interest granted in the Capital Stock of the Company to the Administrative Agent pursuant to the Pledge Agreement, (b) violate any provision of (I) any applicable Law or of any order, writ, injunction or decree presently in effect having applicability to the Contributor or (II) the Organizational Documents of the Contributor, (c) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Contributor is a party or by which it or its properties may be bound or affected, or (d) result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature upon or with respect to any of the assets now owned or hereafter acquired by the Contributor.
SECTION 5.3    Legal Agreements. This Agreement and each of the other Transaction Documents to which the Contributor is a party have been duly authorized, executed and delivered by the Contributor, and constitute the legal, valid and binding obligations of the Contributor, enforceable against the Contributor in accordance with their respective terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors’ rights generally or by general equitable principles.
SECTION 5.4    Compliance with Laws. The Contributor has complied with all applicable Laws, the non-compliance with which could reasonably be expected to have a Material Adverse Effect.

SECTION 5.5    Margin Regulations. The Contributor is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Contributions will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.
SECTION 5.6    Not an Investment Company; Volcker Rule. The Contributor (i) is not a “covered fund” under the Volcker Rule and (ii) is not required to register as an “investment company” within the meaning of the Investment Company Act. In determining that the Contributor is not a “covered fund” under the Volcker Rule, the Contributor relies on, and is entitled to rely on, the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act.
SECTION 5.7    Solvency. On the date hereof, and on the date of each contribution hereunder (both before and immediately after giving effect to such contribution), the Contributor is, and will be on such date, Solvent and no proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution, administration or other similar law, including any applicable corporations legislation to the extent the relief sought under such corporations legislation relates to or involves the compromise, settlement, adjustment or arrangement of debt, now or hereafter in effect, with respect to the Contributor is, or will be on such date, pending.
SECTION 5.8    Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.
(a)    None of (i) the Contributor, any of its Subsidiaries or, to the knowledge of the Contributor or such Subsidiary, any of their respective directors, officers, employees or Affiliates, or (ii) any agent or representative of the Contributor or any of its Subsidiaries that will act in any capacity in connection with or benefit from the Transaction Documents, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) has its assets located in a Sanctioned Country, (C) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any Governmental Authority regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a Governmental Authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (D) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons.
(b)    Each of the Contributor and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Contributor and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.
(c)    Each of the Contributor and its Subsidiaries, and to the knowledge of the Contributor, director, officer, employee, agent and Affiliate of the Contributor and each such Subsidiary, is in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.
(d)    No proceeds of any Contribution have been used, directly or indirectly, by the Contributor, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents in violation of Section 5.2(h) of the Credit Agreement.
SECTION 5.9    Names and Location. The Contributor has not used any company or corporate names, trade names or assumed names since its formation other than its name set forth on its signature page hereto. The Contributor is “located” (as such term is defined in the applicable UCC) in Delaware and since its formation has not been “located” (as such term is defined in the applicable UCC) in any other jurisdiction. The office(s) where the Contributor keeps its records concerning the Receivables is at the address(es) set forth on its signature page hereto.
SECTION 5.10    Good Title; Perfection.
(a)    Immediately preceding its contribution of each Receivable and the Related Rights with respect thereto hereunder, the Contributor was the owner of, and had good and marketable title to, such Contributed Receivable contributed or purported to be contributed, free and clear of any Adverse Claims, and each such contribution hereunder constitutes a valid contribution, transfer and assignment of all of the Contributor’s right, title and interest in, to and under the Contributed Receivables contributed by it, free and clear of any Adverse Claims.
(b)    On or before the Closing Date and before the acquisition by the Contributor of any new Contributed Receivable to be contributed or otherwise conveyed hereunder, all financing statements and other documents, if any, required to be recorded or filed in order to perfect and protect the Company’s ownership or security interest in Contributed Receivables to be contributed or otherwise conveyed hereunder against all creditors of and purchasers from the Contributor will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.
(c)    Upon the creation of each new Contributed Receivable contributed or otherwise conveyed or purported to be conveyed hereunder and on the Closing Date for then existing Contributed Receivables, the Company shall have a valid and perfected first priority ownership or security interest in each Receivable and Related Right contributed to it hereunder, free and clear of any Adverse Claim.
SECTION 5.11    Perfection Representations.
(a)    This Agreement creates a valid and continuing ownership or security interest (as defined in the applicable UCC) in the Contributor’s right, title and interest in, to and under the Contributed Receivables which (A) ownership or security interest has been perfected (but with respect to the perfected ownership or security interest in the

Related Rights, in only that portion of the Related Rights in which an ownership or security interest may be perfected by the filing of a financing statement or pursuant to a Collection Account Control Agreement under the UCC) and is enforceable against creditors of and purchasers from the Contributor and (B) will be free of all Adverse Claims in such Contributed Receivables.
(b)    Prior to the contribution of, or grant of security interest in, the Contributed Receivables transferred hereunder, the Contributor owned and had good and marketable title to such Contributed Receivables free and clear of any Adverse Claim of any Person.
(c)    All appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under applicable Law in order to perfect (and continue the perfection of) the contribution of and/or grant of a security interest in the Contributed Receivables from the Contributor to the Company pursuant to this Agreement.
(d)    Other than the ownership or security interest granted to the Company pursuant to this Agreement and the security interest granted to the Administrative Agent pursuant to the Pledge Agreement, the Contributor has not pledged, assigned, sold, granted a security interest in (other than those released on the Closing Date or any other date on which a Receivable is contributed or otherwise conveyed hereunder), or otherwise conveyed any of the Receivables or Related Rights, any of the Capital Stock of the Company owned by the Contributor or any other assets or property of the Contributor except as permitted by this Agreement and the other Transaction Documents. The Contributor has not authorized the filing of and is not aware of any financing statements filed against the Contributor that include a description of collateral covering the Receivables or Related Rights, the Capital Stock of the Company owned by the Contributor or any other assets or property of the Contributor other than any financing statement in favor of the Company or the Administrative Agent. The Contributor is not aware of any judgment lien, ERISA lien or tax lien filings against the Contributor.
(e)    Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 5.11 shall be continuing and remain in full force and effect until the Final Payout Date.
SECTION 5.12    Compliance with Credit and Collection Policy. The Contributor and each Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable contributed by the Contributor hereunder and the related Contract, other than any Receivable and the related Contract with respect to which there has been a Deemed Collection payment in accordance with Section 1.5 of the Credit Agreement.
SECTION 5.13    Enforceability of Contracts. Each Contract with respect to each Receivable contributed by the Contributor hereunder is effective to create, and has created, a valid and binding obligation of the related Obligor to pay the Outstanding Balance of such

Receivable created thereunder and any accrued interest thereon, enforceable against such Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), without being subject to any defense, deduction, offset or counterclaim, and the Receivables related to each such Contract represent amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator thereof or by the Contributor or the Company and the related goods or merchandise shall have been shipped and/or services performed (other than delivery of an invoice or bill for such Receivable).
SECTION 5.14    Bulk Sales Act. No transaction contemplated by this Agreement will require compliance by the Contributor or any of the AZZ Parties with any bulk sales act or similar law.
SECTION 5.15    Accuracy of Information. No written information (including, without limitation, all Settlement Reports) heretofore furnished by (or on behalf of) the Contributor to the Company, the Administrative Agent or any of the Lenders for purposes of or in connection with this Agreement or any transaction contemplated hereby contains, and no such written information hereafter furnished by (or on behalf of) the Contributor to the Company, the Administrative Agent or any of the Lenders, will contain, any material misstatement of fact or omit to state any material fact necessary to make such information not materially misleading in light of the circumstances under which made.
SECTION 5.16    No Material Adverse Effect. Since February 29, 2024, no event has occurred that could reasonably be expected to have a Material Adverse Effect.
SECTION 5.17    No Fraudulent Conveyance. With respect to each Receivable, Contributor has given reasonably equivalent value (including through the increase in the capital account of such Originator in Contributor) to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Originator of any Receivable under the Transfer Agreement is or may be voidable under any section of the Federal Bankruptcy Code or any other applicable Law. No contribution or transfer hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such laws or similar laws or principles or for any other reason.
SECTION 5.18    Eligible Receivables. Each Receivable contributed, transferred or assigned hereunder is an Eligible Receivable on the date of such contribution, transfer or assignment, unless otherwise specified in the first Settlement Report that includes such Receivable.
SECTION 5.19    Financial Information. All balance sheets, all statements of income and of cash flow and all other financial information of the AZZ Parties furnished to the Company, the Administrative Agent or any of the Lenders and described in Section 5.1 of the Credit Agreement have been or will be prepared in accordance with GAAP and do or will present fairly in all material respects the financial condition and results of operations of the AZZ Parties, as at such dates and for such periods in accordance with GAAP, subject, in the case of unaudited financial statements, to changes resulting from normal year-end audit adjustments and the absence of footnotes.
SECTION 5.20    Taxes. The Contributor has (i) timely filed all federal and other material tax returns required to be filed by it and (ii) paid, or caused to be paid, all federal and other material taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.
SECTION 5.21    Opinions. The facts regarding the Contributor, the Contributed Receivables contributed by it hereunder, and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.
SECTION 5.22    Other Transaction Documents. Each representation and warranty made by the Contributor under each other Transaction Document to which it is a party is true and correct in all material respects (without duplication of any materiality qualifiers already contained therein) as of the date when made.
SECTION 5.23    Litigation and Other Proceedings. (i) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Contributor, threatened, against the Contributor before any Governmental Authority and (ii) the Contributor is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (i) or (ii), (a) asserts the invalidity of this Agreement or any other Transaction Document, (b) seeks to prevent the grant of a security interest in any Receivables or Related Rights transferred by the Contributor to the Company, the ownership or acquisition by the Company of any Receivables or Related Rights or the consummation of the transactions contemplated by this Agreement or any other Transaction Document, (c) seeks any determination or ruling that could materially and adversely affect the performance by the Contributor of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents or (d) could reasonably be expected to have a Material Adverse Effect.
SECTION 5.24    Ordinary Course of Business. If notwithstanding the intention of the parties hereto, the transactions are characterized as loans and not contributions, the Contributor represents and warrants as to itself that each remittance of Collections by or on behalf of the Contributor to the Company under this Agreement will have been (i) in payment of a debt incurred by the Contributor in the ordinary course of business or financial affairs of the Contributor and (ii) made in the ordinary course of business or financial affairs of the Contributor.
SECTION 5.25    Ownership of Contributor. The Originators, collectively, own, directly, one hundred percent (100%) of the issued and outstanding Capital Stock and all other equity interests of the Contributor, free and clear of any Adverse Claim. The Contributor’s membership interests are validly issued and there are no options, warrants or other rights to acquire membership interests in the Contributor.
SECTION 5.26    Tax Status. Contributor (i) has elected to be classified at all times since its formation as an association taxable as a corporation for U.S. federal income tax purposes and (ii) does not have tax residence and is not otherwise subject to Tax in any jurisdiction outside the United States.
SECTION 5.27    Reaffirmation of Representations and Warranties by the Contributor. On each day that a new Receivable is contributed to the Company hereunder, the Contributor shall be deemed to have certified that all representations and warranties of the Contributor hereunder are true and correct in all material respects (without duplication of any materiality qualifiers already contained therein) on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifiers already contained therein) as of such date).
Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations and warranties contained in this Article shall be continuing and remain in full force and effect until the Final Payout Date.
ARTICLE VI
COVENANTS OF THE CONTRIBUTOR
SECTION 6.1    Covenants of the Contributor. At all times from the Closing Date until the Final Payout Date, the Contributor will, unless the Administrative Agent, the Required Lenders and the Company shall otherwise consent in writing, perform the following covenants:
(a)    Financial Accounting Practices. The Contributor shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect in all material respects its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP and (B) to maintain accountability for assets and (ii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(b)    Notice of Certain Events. Promptly upon becoming aware of the occurrence of a Termination Event or Unmatured Termination Event under this Agreement or under the Transfer Agreement, an Amortization Event or Potential Amortization Event under the Credit Agreement or any ERISA Event, the Contributor agrees to give the Company, the Administrative Agent and each Lender notice of such event, together with a written statement signed on behalf of the Contributor setting forth the details of such event and any action taken or contemplated to be taken with respect thereto.

(c)    Notice of Material Adverse Effect. Promptly upon becoming aware thereof, the Contributor will give the Company, the Administrative Agent and each Lender written notice with respect to any development or occurrence which could reasonably be expected to have a Material Adverse Effect.
(d)    Notice of Proceedings. Promptly upon becoming aware thereof, the Contributor will give the Company, the Administrative Agent and each Lender notice of (i) the commencement, existence or, to the knowledge of the Contributor, threat of all proceedings by or before any Governmental Authority against or affecting the Contributor or any of its Subsidiaries which, if adversely decided, could reasonably be expected to have a Material Adverse Effect and (ii) any action, suit, proceeding or investigation pending or to the knowledge of the Contributor, threatened, against the Contributor before any Governmental Authority that has had or could reasonably be expected to have a Material Adverse Effect.
(e)    Further Information. The Servicer or the Contributor will promptly furnish to the Company and the Administrative Agent (i) such information, and in such form, as the Company or the Administrative Agent may reasonably request from time to time in connection with this Agreement or the other Transaction Documents, (ii) sample invoices and other information as the Company or the Administrative Agent may request from time to time in order to confirm that Obligors have been instructed to remit payment on Receivables directly to a Lock-Box or a Collection Account in accordance with the Transaction Documents and (iii) such other information and documentation required under applicable “know your customer” rules and regulations, the PATRIOT Act or any applicable Anti-Money Laundering Laws or Anti-Corruption Laws, in each case as from time to time reasonably requested by the Administrative Agent or any Lender.
(f)    Audits. The Contributor will, from time to time during regular business hours as requested by the Company or the Administrative Agent upon reasonable advance notice to the Contributor, and at the sole cost of the Contributor, permit the Company, the Administrative Agent or its agents or representatives: (i) to examine and make copies of and abstracts from all Records in the possession or under the control of the Contributor relating to the Receivables and the Related Rights, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of the Contributor during reasonable business hours for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Contributor’s financial condition or the Receivables and the Related Rights or any Person’s performance under any of the Transaction Documents or any Person’s performance under the Contracts, in each case, with any of the officers or employees of the Contributor having knowledge of such matters (each such visit, a “Review”); provided that, so long as no Amortization Event has occurred and is continuing and that the prior Review, if any, had no material adverse findings, the Contributor shall only be responsible for the cost of one (1) Review under this Section 6.1(f) in any one calendar year; it being understood and agreed that any follow-up examinations, analysis, discussions or visits to address any material adverse findings discovered during the course of a Review shall not constitute a separate Review.
(g)    Separateness. The Contributor acknowledges that the Administrative Agent and the Lenders are entering into the transactions contemplated by the Credit Agreement in reliance upon each of the Contributor’s and the Company’s identity as a legal entity that is separate from the Originators, the Servicer, the Performance Guarantor and their respective other Affiliates (each, a “Related Entity”). Therefore, the Contributor shall (and shall cause the Company to) take all steps specifically required by this Agreement or the Credit Agreement or reasonably required by the Administrative Agent to continue each of the Contributor’s and the Company’s identity as a separate legal entity and to make it apparent to third Persons that each of the Contributor and the Company is an entity with assets and liabilities distinct from those of the Performance Guarantor, the Originators, the Servicer and any other Person, and is not a division of the Performance Guarantor, the Originators, the Servicer, its Affiliates or any other Person. In furtherance thereof, the Contributor hereby agrees (and agrees to cause the Company) to: (i) maintain each of the Contributor’s and the Company’s books and records and bank accounts separate from those of any other Related Entity; (ii) at all times hold each of the Contributor and the Company out to the public and all other Persons as a legal entity separate from each of the Contributor’s and the Company’s respective member(s) and any other Person; (iii) have a board of managers for each of the Contributor and the Company separate from that of each of the Contributor’s and the Company’s respective member(s) and any other Person; (iv) file tax returns, if any, for each of the Contributor and the Company as may be required under applicable law, to the extent not part of a consolidated group filing a consolidated return or returns; (v) except as contemplated herein or in any other Transaction Document, not commingle either the Contributor’s or the Company’s assets with assets of any other Person; (vi) (x) conduct the Contributor’s business in the Contributor’s own name and strictly comply with all organizational formalities to maintain the Contributor’s separate existence and (y) conduct the Company’s business in the Company’s own name and strictly comply with all organizational formalities to maintain the Company’s separate existence; (vii) maintain separate financial statements for each of the Contributor and the Company; (viii) pay each of the Contributor’s and the Company’s own respective liabilities only out of the Contributor’s and the Company’s own respective funds; (ix) maintain an arm’s length relationship between the Contributor, the Company and each other Related Entity; (x) pay the salaries of each of the Contributor’s and the Company’s own respective employees, if any, with the Contributor’s and the Company’s own respective funds; (xi) not hold out the Contributor’s or the Company’s credit or assets as being available to satisfy the obligations of others (other than pursuant to the Guaranty Agreement and the Pledge Agreement); (xii) allocate fairly and reasonably with other Persons any of the Contributor’s and the Company’s respective overhead for shared office space; (xiii) except as contemplated herein or in any other Transaction Document, use separate stationery, invoices and checks; (xiv) except as contemplated herein or in any other Transaction Document, not pledge the Contributor’s or the Company’s assets for the benefit of any other Person; (xv) correct any known misunderstanding regarding either of the Contributor’s or the Company’s separate identity; (xvi) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; (xvii) cause each of the Contributor’s and the Company’s respective manager(s) or member(s), as applicable, to keep minutes of any meetings and actions and observe all other Delaware limited liability company formalities; (xviii) not to have either the Contributor or the Company acquire any securities of its respective member(s); (xix) act solely in its own name and through its own authorized managers, directors, member(s), officers and agents, except as expressly permitted under the Transaction Documents; (xx) ensure each of the Contributor and the Company does not engage in any business or activity except as set forth in this Agreement and the other Transaction Documents, nor incur any indebtedness or liability other than any incurred pursuant to the Transaction Documents; (xxi) maintain each of the Contributor’s and the Company’s respective assets in a manner that facilitates their identification and segregation from those of their respective Affiliates; (xxii) ensure that each of the Contributor and the Company maintains arm’s-length relationships with their respective Affiliates and the other AZZ Parties and (xxiii) cause each of the Contributor’s and the Company’s respective directors, officers, agents and other representatives to act at all times with respect to each of the Contributor and the Company consistently and in furtherance of the foregoing.
(h)    Preservation of Existence and Franchises. The Contributor shall maintain its organizational existence and its rights and franchises in full force and effect in its jurisdiction of organization. The Contributor will qualify and remain licensed or qualified as a foreign limited liability company in each jurisdiction in which the failure to receive or retain such licensing or qualification could reasonably be expected to have a Material Adverse Effect.
(i)    Compliance with Laws. The Contributor will comply with all applicable Laws, the non-compliance with which could reasonably be expected to have a Material Adverse Effect.
(j)    Further Assurances. The Contributor will, at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the Company, the Administrative Agent or the Lenders may reasonably request from time to time in order to carry out the intent and purposes of this Agreement and the transactions contemplated by this Agreement and the other Transaction Documents.
(k)    Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions. The Contributor will, and will cause each of its Subsidiaries to, (i) maintain in effect and enforce policies and procedures designed to ensure compliance by the Contributor, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (ii) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that each of the Contributor and the Company qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Contributor or the Company ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (iii) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or directly to such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.
(l)    Ownership and Performance and Enforcement of Transfer Agreement. The Contributor will take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Rights and the Collections irrevocably in the Company, free and clear of any Liens other than Permitted Liens, and (ii) establish and maintain, in favor of the Company (and the Administrative Agent, for the benefit of the Secured Parties, as the Company’s assignee) a valid and perfected first priority Security Interest in the Receivables and the Related Rights to the full extent contemplated herein, free and clear of any Liens other than Permitted Liens (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Company’s (and the Administrative Agent’s, for the benefit of the Secured Parties, as the Company’s assignee) Security Interest in the Receivables and the Related Rights) and the Contributor will take such other action to perfect, protect or more fully evidence the Security Interest of the Company (and the Administrative Agent, for the benefit of the Secured Parties, as the Company’s assignee) as the Company or the Administrative Agent may reasonably request. The Contributor will perform and will require each Originator to perform, each of its obligations and undertakings under and pursuant to the Transfer Agreement. Contributor will acquire Receivables under the Transfer Agreement in strict compliance with the terms thereof and diligently enforce the rights and remedies accorded to it as the transferee under the Transfer Agreement. Contributor will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Company as assignee of the Contributor and the Administrative Agent as assignee of the Company) under the Transfer Agreement as the Company or the Administrative Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Transfer Agreement.
(m)    Contributor’s Tax Status. Contributor will take such actions as needed to ensure that Contributor will (i) remain an association taxable as a corporation for U.S. federal income tax purposes and (ii) not become subject to Taxes in any jurisdiction outside of the United States.
(n)    Books and Records. The Contributor will maintain and implement administrative and operating procedures (including (i) an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof and (ii) procedures to identify and track sales with respect to, and collections on, Excluded Receivables), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables and the identification and reporting of all Excluded Receivables (including records adequate to permit the daily identification of each Receivable and Excluded Receivable and all Collections of and adjustments to each existing Receivable and Excluded Receivable).
(o)    Collections. Contributor shall, or will cause each Originator to, direct all Obligors to make payments of the Receivables (x) directly to a Lock-Box that clears through a Collection Account which at all times is subject to a Collection Account Control Agreement, or (y) directly to a Collection Account which at all times is subject to a Collection Account Control Agreement. If, notwithstanding the foregoing, any Obligor makes payment other than directly to a Lock-Box that clears through a Collection Account which at all times is subject to a Collection Account Control Agreement or a Collection Account which at all times is subject to a Collection Account Control Agreement, the Contributor shall (or shall cause the applicable Originator to) remit such Collections (including any security deposits applied to the Outstanding Balance of any Receivable) on Receivables directly to the relevant Collection Account which at all times is subject to a Collection Account Control Agreement within five (5) Business Days after payment thereof, and further agrees that all such Collections shall be deemed to be received in trust for the Administrative Agent and the Lenders. Contributor shall use commercially reasonable efforts to ensure that each Obligor remits all payments on the Receivables directly to a Lock-Box that clears through a Collection Account which at all times is subject to a Collection Account Control Agreement or directly to a Collection Account which at all times is subject to a Collection Account Control Agreement. Contributor shall ensure that no disbursements are made from any Collection Account, other than such disbursements that are made at the direction and for the account of the Company.
(p)    Information. Promptly, but in no event later than five (5) days after delivery or receipt thereof, the Contributor will deliver to the Company, the Administrative Agent and each Lender a copy of each amendment, waiver, consent, report, document, instrument, record and agreement that has been delivered or received, directly or indirectly, by the Contributor or any of its Affiliates in connection with the Credit Agreement (as such term is defined in the Credit Agreement) or any other Indebtedness of any AZZ Party having an outstanding principal amount in excess of the Threshold Amount.
(q)    Name or Structural Changes. Contributor shall not and shall not permit Company to (i) change its name, jurisdiction of organization, identity or legal structure (within the meaning of Section 9-507(c) of any applicable enactment of the UCC) or make any other change in either the Contributor’s or the Company’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or any other Transaction Document “seriously misleading” as such term (or similar term) is used in the UCC, (ii) permit itself to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, (iii) undertake any division of its rights, assets, obligations or liabilities pursuant to a plan of division or otherwise pursuant to applicable Law, (iv) permit itself to form or acquire any Subsidiaries (other than in the case of Contributor, Company) or (v) permit itself to be directly owned by any Person other than, at all times, (1) in the case of Contributor, each Originator, and (2) in the case of Company, the Contributor, in each case, without (x) the prior written consent of the Administrative Agent and (y) delivering to the Administrative Agent all financing statements, instruments and other documents and opinions reasonably requested by the Administrative Agent in connection with such change. In addition, Contributor (i) will not (and will not permit the Company to) change or relocate its chief executive office or any office where Records are kept unless it gives the Administrative Agent written notice of such change not later than ten (10) days thereafter, (ii) will not (and will not permit Company to) change its jurisdiction of organization to any location other than the State of Delaware and (iii) without the prior written consent of the Administrative Agent, (x) will not (and will not permit the Company, the Performance Guarantor, any Originator or the Servicer to) amend, modify, waive, revoke or terminate any provision of the Contributor’s Organizational Documents and (y) will not (and will not permit the Company, the Performance Guarantor, any Originator or the Servicer to) amend, modify, waive, revoke or terminate any provision of the Company’s Organizational Documents.
(r)    Change in Payment Instructions to Obligors. Except as may be required by the Administrative Agent pursuant to the Credit Agreement, the Contributor will not (i) add any bank as a Collection Account Bank or (ii) add any Lock-Box or Collection Account, in each case, unless the Administrative Agent shall have received: (A) at least ten (10) days before the proposed effective date therefor, written notice of such addition, together with an updated version of Exhibit IV to the Credit Agreement and (B) an executed Collection Account Control Agreement (or an executed amendment to an existing Collection Account Control Agreement) with respect to the new Collection Account or Lock-Box, in form and substance acceptable to the Administrative Agent, prior to depositing any Collections therein. The Contributor shall not terminate or close any Collection Account Bank, any Collection Account or any Lock-Box, in any case, without the prior written consent of the Administrative Agent. In addition, except as may be required by the Administrative Agent pursuant to the Credit Agreement, the Contributor will not make any change in the instructions to any Obligor as to where payments on the Receivables should be made; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account that is subject to a Collection Account Control Agreement.

(s)    Modifications to Contracts and Credit and Collection Policy. Contributor will not, and will not permit any Originator to, make any material change to the Credit and Collection Policy (including changes that could materially increase the Contractual Dilution with respect to Receivables) without the prior written consent of the Administrative Agent. Promptly following any change to the Credit and Collection Policy, the Contributor (or the Servicer on its behalf) will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent. Except as provided in the Credit Agreement, Contributor will not, and will not permit any Originator to, extend, amend or otherwise modify the payment terms of any Receivable or any Contract related to such Receivable in any material respect other than in accordance with the Credit and Collection Policy.
(t)    Sales, Liens. Except as otherwise provided herein (including, for the avoidance of doubt, the ownership and Security Interests contemplated by the Transaction Documents), the Contributor will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Rights or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto, and the Contributor will defend the right, title and interest of the Company and the Administrative Agent in, to and under any of the foregoing property, against all claims of third parties claiming through or under the Company, the Contributor or any Originator.
(u)    Termination of Transfer Agreement. Contributor will not terminate the Transfer Agreement or send any termination notice to any Originator in respect thereof, without the prior written consent of the Administrative Agent; provided, that the removal of a Removed Originator shall not be a breach of this Section 6.1(u).
(v)    Contributor Indebtedness. Except as contemplated by the Transaction Documents, Contributor will not incur or permit to exist any Indebtedness or liability except current accounts payable arising in the ordinary course of business and not overdue, unless such overdue accounts payable are disputed and being contested in good faith.
(w)    Use of Proceeds. The Contributor will not use the proceeds of any Contribution, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any margin stock. The Contributor shall not use, and the Contributor shall ensure that its Subsidiaries and its and their respective directors, officers, employees and agents shall not use, the proceeds of any Contribution, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto or to the Credit Agreement.
(x)    Collections. The Contributor will not permit any funds other than Collections on Receivables to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the Contributor will (or will cause the Servicer or the Company to) within two (2) Business Days identify and transfer such funds to the appropriate Person entitled to such funds.
(y)    Liquidity Coverage Ratio. The Contributor shall not issue any LCR Security.
(z)    Receivables Not to Be Evidenced by Promissory Notes or Chattel Paper. The Contributor will not take any action to cause or permit any Receivable created, acquired or originated by it to become evidenced by any “instrument” or “chattel paper” (as defined in the applicable UCC) without the prior written consent of the Company and the Administrative Agent.
(aa)    Legend. The Contributor shall cause each Originator to identify (or cause the Servicer to identify) its master data and processing records relating to the Receivables and related Contracts with a legend that indicates that the Receivables have been contributed and/or pledged in accordance with the Transfer Agreement, this Agreement and the Credit Agreement.
ARTICLE VII
ADDITIONAL RIGHTS AND OBLIGATIONS
IN RESPECT OF RECEIVABLES
SECTION 7.1    Rights of the Company. The Contributor hereby authorizes the Company and the Servicer or their respective designees or assignees under the Credit Agreement (including, without limitation, the Administrative Agent) to take any and all steps in the Contributor’s name reasonably necessary or desirable, in their respective determination, to collect all amounts due under any and all Contributed Receivables contributed or otherwise conveyed or purported to be conveyed by it hereunder, including, without limitation, endorsing the name of the Contributor on checks and other instruments representing Collections and enforcing such Contributed Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment; provided, however, the Administrative Agent or any other assignee under this Agreement shall not take any of the foregoing actions unless a Termination Event or an Amortization Event has occurred and is continuing.
SECTION 7.2    Responsibilities of the Contributor. Anything herein to the contrary notwithstanding:

(a)    The Contributor shall perform its obligations hereunder, and the exercise by the Company or its designee of its rights hereunder shall not relieve the Contributor from such obligations.
(b)    None of the Company, the Servicer, the Lenders, or the Administrative Agent shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Company, the Servicer, the Lenders, or the Administrative Agent be obligated to perform any of the obligations of the Contributor or any Originator thereunder.
(c)    The Contributor hereby grants to the Administrative Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest, during the occurrence and continuation of an Amortization Event to take in the name of the Contributor all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by the Contributor or transmitted or received by the Company (whether or not from the Contributor) in connection with any Receivable or Related Right contributed or otherwise conveyed or purported to be conveyed by it hereunder.
SECTION 7.3    Further Action Evidencing Contributions. On or prior to the Closing Date, the Contributor shall mark its master data processing records evidencing the Receivables, if any, with a legend, acceptable to the Company and the Administrative Agent, evidencing that the Receivables have been transferred in accordance with this Agreement and none of the Contributor or the Servicer shall change or remove such notation without the consent of the Company, the Administrative Agent and the Required Lenders, such consent not to be unreasonably withheld or delayed. The Contributor agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Company, the Servicer, the Administrative Agent or the Required Lenders may reasonably request in order to perfect, protect or more fully evidence the Contributed Receivables contributed to the Company hereunder, or to enable the Company to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of the Company, the Administrative Agent or the Required Lenders, the Contributor will execute (if applicable), authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.
The Contributor hereby authorizes the Company or its designee or assignee (including, without limitation, the Administrative Agent) to file one or more financing or continuation statements, and amendments thereto and assignments thereof, without the signature of the Contributor, relative to all or any of the Contributed Receivables sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder, whether now existing or hereafter generated or acquired by the Contributor. If the Contributor fails to perform any of its agreements or obligations under this Agreement, the Company or its designee or assignee

(including, without limitation, the Administrative Agent) may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the expenses of the Company or its designee or assignee (including, without limitation, the Administrative Agent) incurred in connection therewith shall be payable by the Contributor.
SECTION 7.4    Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to the Contributor shall, except as otherwise specified by such Obligor or required by applicable law and unless otherwise instructed by the Servicer (with the prior written consent of the Administrative Agent), the Administrative Agent or the Required Lenders, be applied as a Collection of any Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder (applied in order from the oldest outstanding Receivable to the newest outstanding Receivable) before being applied to any other indebtedness of such Obligor.
ARTICLE VIII
TERMINATION EVENTS
SECTION 8.1    Termination Events. Each of the following events or occurrences described in this Section 8.1 shall constitute a “Termination Event” (each event which with notice or the passage of time or both would become a Termination Event being referred to herein as an “Unmatured Termination Event”):
(a)    the Facility Termination Date shall have occurred;
(b)    the Contributor shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document to which it is a party and such failure shall continue unremedied for ten (10) Business Days;
(c)    any representation or warranty made or deemed to be made by the Contributor or any of its officers under or in connection with this Agreement, any other Transaction Document to which it is a party or any information or report delivered by the Contributor pursuant hereto or thereto shall prove to have been incorrect or untrue in any material respect (without duplication of any materiality qualifier already contained therein) when made or deemed made or delivered; provided, that if any representation or warranty made or deemed made by the Contributor under Sections 5.10, 5.11, 5.12, 5.13, 5.15, 5.17 or 5.18 with respect to any Contributed Receivable shall prove to have been incorrect or untrue in any material respect (without duplication of any materiality qualifier already contained therein) when made or deemed made, such failure shall be deemed to be automatically cured hereunder upon the credit or payment of the amounts required under, and in accordance with, Section 3.2 with respect thereto; or
(d)    (i) the Contributor shall fail to perform or observe any term, covenant or agreement under Sections 6.1(g), 6.1(k), 6.1(q), 6.1(r), 6.1(s), 6.1(t), 6.1(u), 6.1(v), 6.1(w), 6.1(x) or 6.1(y) or (ii) the Contributor shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document to which it is a party to be performed or observed by the Contributor (other than any such failure which would constitute a Termination Event under clause (a), (b) or (d)(i) of this Section 8.1), and such failure, solely to the extent capable of cure, shall continue for thirty (30) consecutive days.
SECTION 8.2    Remedies.
(a)    Optional Termination. Upon the occurrence and during the continuation of a Termination Event, the Company, with the prior written consent of the Administrative Agent and the Required Lenders, shall have the option, by notice to the Contributor (with a copy to the Administrative Agent ), to declare the Contribution Facility as terminated.
(b)    Remedies Cumulative. Upon any termination of the Contribution Facility pursuant to Section 8.2(a), the Company (and the Administrative Agent as the Company’s assignee) shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights and remedies shall be cumulative.
ARTICLE IX
INDEMNIFICATION
SECTION 9.1    Indemnities by the Contributor. Without limiting any other rights which the Company may have hereunder or under applicable Law, the Contributor hereby agrees to indemnify and hold harmless, on an after-tax basis, the Company (and its assigns, including the Administrative Agent and the Lenders) and each of its officers, directors, employees and agents (each of the foregoing Persons being individually called a “Contribution Indemnified Party”), on demand, from and against any and all damages, losses, claims, judgments, liabilities, penalties and reasonable costs and expenses (including reasonable fees and disbursements of external counsel) (all of the foregoing being collectively called “Contribution Indemnified Amounts”) awarded against or incurred by any of them arising directly and principally out of or as a result of the failure of the Contributor to perform its obligations under this Agreement or any other Transaction Document, or arising out of the claims asserted against a Contribution Indemnified Party relating to the transactions contemplated herein or therein or the use of proceeds thereof or therefrom, excluding, only Contribution Indemnified Amounts to the extent, (i) a final non-appealable judgment of a court of competent jurisdiction holds that such Contribution Indemnified Amounts resulted from the gross negligence or willful misconduct of the Contribution Indemnified Party seeking indemnification, or (ii) the same includes losses in respect of a Receivable that is uncollectible solely on account of the insolvency, bankruptcy, financial inability to pay or lack of creditworthiness of the related Obligor after the date of the initial Contribution of such Receivable to the Company hereunder. Without limiting the foregoing indemnification, but subject to the limitations set forth in clauses (i) and (ii) of the previous sentence, the Contributor shall indemnify each Contribution Indemnified Party for Contribution Indemnified Amounts relating to or resulting from:

(a)    any representation, warranty or statement made or deemed made by the Contributor (or any officer of the Contributor) under or in connection with this Agreement, any of the other Transaction Documents or any other written information or report delivered by or on behalf of the Contributor pursuant hereto or thereto which shall have been untrue or incorrect when made or deemed made or delivered;
(b)    the failure by the Contributor to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document or with any applicable Law with respect to any Receivable or the related Contract; or the failure of any Receivable or the related Contract to conform to any such applicable Law;
(c)    the failure of any Receivable contributed by the Contributor included in the calculation of Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable at such time;
(d)    the transfer by the Contributor of any interest in any Receivable or Related Right other than the transfer of any Receivable and Related Right to the Company pursuant to this Agreement and the grant of a security interest to the Company pursuant to this Agreement;
(e)    the lack of an enforceable ownership interest of the Company, or a first priority perfected lien in favor of the Company, in the Receivables (and all Related Rights) contributed by the Contributor under this Agreement against all Persons (including any bankruptcy trustee or similar Person), in either case, free and clear of any Adverse Claim;
(f)    the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable Laws with respect to any Receivable or the Related Rights;
(g)    any suit or claim related to the Receivables contributed by the Contributor under this Agreement (including any products liability or environmental liability claim arising out of or in connection with the property, products or services that are the subject of any Receivable contributed by the Contributor under this Agreement);
(h)    any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from or relating to collection activities with respect to such Receivable, or the sale of goods or the rendering of services related to such Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

(i)    the misdirection of Collections or the commingling of Collections of Receivables at any time with other funds;
(j)    the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness;
(k)    any failure of the Contributor to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Receivables, or of the Contributor to timely and fully comply with the Credit and Collection Policy in regard to each Receivable;
(l)    any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or in respect of any Receivable or any Related Rights;
(m)    any claim brought by any Person arising from any activity by the Contributor or any Affiliate of the Contributor in servicing, administering or collecting any Receivable; or
(n)    the failure by the Contributor to pay when due any taxes, including, without limitation, sales, excise or personal property taxes.
If for any reason the indemnification provided above in this Section 9.1 is unavailable to a Contribution Indemnified Party or is insufficient to hold such Contribution Indemnified Party harmless, then the Contributor shall contribute to the amount paid or payable by such Contribution Indemnified Party to the maximum extent permitted under applicable law.
ARTICLE X
MISCELLANEOUS
SECTION 10.1    Amendments, etc.
(a)    The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Company and the Contributor, with the prior written consent of the Administrative Agent and the Required Lenders.
(b)    No failure or delay on the part of the Company, the Servicer, the Contributor or any third party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company, the Servicer or the Contributor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Company or the Servicer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.
(c)    The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.
SECTION 10.2    Notices, etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile and email communication) and shall be delivered or sent by facsimile, email, or by overnight mail, to the intended party at the mailing or email address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto or in the case of the Administrative Agent or a Lender at its address for notices pursuant to the Credit Agreement. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or email, when sent, receipt confirmed by telephone or electronic means.
SECTION 10.3    No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, the Contributor hereby authorizes the Company, the Administrative Agent and each Lender (collectively, the “Set-Off Parties”), at any time and from time to time, to the fullest extent permitted by law, to set off, against any obligations of the Contributor to such Set-Off Party arising in connection with the Transaction Documents (including, without limitation, amounts payable pursuant to Section 9.1) that are then due and payable or that are not then due and payable but have accrued, any and all deposits (general or special, time or demand, provisional or final) at any time held by, and any and all indebtedness at any time owing by any Set-Off Party to or for the credit or the account of the Contributor.
SECTION 10.4    Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Company and the Contributor and their respective successors and permitted assigns. The Contributor may not assign any of its rights hereunder or any interest herein without the prior written consent of the Company, the Administrative Agent and the Required Lenders except as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree. The rights and remedies with respect to any breach of any representation and warranty made by the Contributor pursuant to Article V and the indemnification and payment provisions of Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.
SECTION 10.5    Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 10.6    Costs, Expenses and Taxes. In addition to the obligations of the Contributor under Article IX, the Contributor agrees to pay reasonably promptly following demand:
(a)    to the Company (and any successor and permitted assigns thereof) and any third-party beneficiary of the Company’s rights hereunder (including the Administrative Agent) all reasonable out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto), including, without limitation, (i) the reasonable fees, charges and disbursements of counsel for the Company (and any successor and permitted assigns thereof) and any third-party beneficiary of the Company’s rights hereunder with respect thereto (including the Administrative Agent), including with respect to advising any such Person as to their rights and remedies under this Agreement and the other Transaction Documents, and (ii) reasonable accountants’, auditors’ and consultants’ fees and expenses for the Company (and any successor and permitted assigns thereof) and any third-party beneficiary of the Company’s rights hereunder (including the Administrative Agent) incurred in connection with the administration and maintenance of this Agreement or advising any such Person as to their rights and remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement or any other Transaction Document;
(b)    to the Company (and any successor and permitted assigns thereof) and any third-party beneficiary of the Company’s rights hereunder (including the Administrative Agent) all reasonable out-of-pocket costs and expenses incurred by such Person in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement and the other Transaction Documents; and
(c)    all Other Taxes payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents to be delivered hereunder, and agrees to indemnify each Contribution Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omitting to pay such Taxes.
SECTION 10.7    SUBMISSION TO JURISDICTION. (a) EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND EACH OF THE PARTIES HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR THE LENDERS TO BRING PROCEEDINGS AGAINST ANY AZZ PARTY IN THE COURTS OF

ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY AZZ PARTY AGAINST THE ADMINISTRATIVE AGENT OR THE LENDERS OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH AZZ PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF MANHATTAN, NEW YORK.
(b)    EACH PARTY HERETO CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED HEREIN. NOTHING IN THIS SECTION 10.7 SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
SECTION 10.8    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY AZZ PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
SECTION 10.9    Captions and Cross References; Incorporation by Reference. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Article, Section, Schedule or Exhibit are to such Article, Section, Schedule or Exhibit of this Agreement, as the case may be. The Schedules and Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.
SECTION 10.10    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.
SECTION 10.11    Acknowledgment and Agreement. By execution below, the Contributor expressly acknowledges and agrees that all of the Company’s rights, title, and interests in, to, and under this Agreement (but not its obligations) and the Transfer Agreement, shall be assigned by the Company to the Administrative Agent (for the ratable benefit of the

Secured Parties) pursuant to the Credit Agreement, and the Contributor consents to such assignments. Each of the parties hereto acknowledges and agrees that the Administrative Agent and the other Secured Parties are third party beneficiaries of the rights of the Company arising hereunder and under the other Transaction Documents to which the Contributor is a party, and notwithstanding anything to the contrary contained herein or in any other Transaction Document, during the occurrence and continuation of an Amortization Event under the Credit Agreement, the Administrative Agent, and not the Company, shall have the sole right to exercise all such rights and related remedies.
SECTION 10.12    No Proceeding. The Contributor hereby covenants and agrees that, prior to the date that is one (1) year and one (1) day after the date after the Final Payout Date, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the Laws of the United States or any state of the United States. The Contributor further agrees that notwithstanding any provisions contained in this Agreement to the contrary, the Company shall not, and shall not be obligated to, pay any amount in respect of any obligation to the Contributor pursuant to this Agreement unless the Company has received funds which may, subject to the Credit Agreement, be used to make such payment. Any amount which the Company does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Federal Bankruptcy Code) against or obligation of the Company by the Contributor for any such insufficiency unless and until the provisions of the foregoing sentence are satisfied. The agreements in this Section 10.12 shall survive any termination of this Agreement.
SECTION 10.13    Limited Recourse. Except as explicitly set forth herein, the obligations of the Company under this Agreement or any other Transaction Documents to which it is a party are solely the obligations of the Company. No recourse under any Transaction Document shall be had against, and no liability shall attach to, any officer, employee, director, or beneficiary, whether directly or indirectly, of the Company. The agreements in this Section 10.13 shall survive any termination of this Agreement.
SECTION 10.14    Severability. If any provision of this Agreement is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.
AZZ SPE-1 LLC, as the Company
By: /s/ Tara D. Mackey
Name: Tara D. Mackey
Title: Secretary
Address: c/o AZZ Inc.
One Museum Place
3100 West 7th St., Suite 500
Fort Worth, TX  76107
Attention: Tara D. Mackey; Steven Phillips
Email: TaraMackey@AZZ.com; StevenPhillips@AZZ.com

Arbor-Crowley, LLC, as the Servicer
By: /s/ Tara D. Mackey
Name: Tara D. Mackey
Title: Secretary
Address: c/o AZZ Inc.
One Museum Place
3100 West 7th St., Suite 500
Fort Worth, TX  76107
Attention: Tara D. Mackey; Steven Phillips
Email: TaraMackey@AZZ.com; StevenPhillips@AZZ.com

Receivables Contribution Agreement

AZZ SPE LLC, as the Contributor
By: /s/ Tara D. Mackey
Name: Tara D. Mackey
Title: Secretary
Address: c/o AZZ Inc.
One Museum Place
3100 West 7th St., Suite 500
Fort Worth, TX  76107
Attention: Tara D. Mackey; Steven Phillips
Email: TaraMackey@AZZ.com; StevenPhillips@AZZ.com
Receivables Contribution Agreement

Exhibit A

FORM OF CONTRIBUTION REPORT
Contributor:    AZZ SPE LLC
Company:    AZZ SPE-1 LLC
Contribution Report Date:    _______________________
1.    Outstanding Balance of Receivables Contributed/Accepted:    $__________

2.    Reductions in the Contribution Price: $__________

3.    Net Contribution Price (Line 1 minus Line 2): $__________

Exhibit A-1